Exhibit 5.1

August 18, 2017

Reference: 75681/1
Algonquin Power & Utilities Corp. 354 Davis Road, Suite 100 Oakville, Ontario Canada L6J 2X1

RE:
Registration Statement on Form F-3 relating to the Amended and Restated Shareholder Dividend Reinvestment Plan (the “Plan”) of Algonquin Power & Utilities Corp. (the “Company”), an incorporated entity under the Canada Business Corporations Act

Dear Sir or Madam:

Reference is made to the above-captioned Registration Statement on Form F-3 (the “Registration Statement”) in the form in which it is to be filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 5,003,581 common shares, no par value, in the capital of the Company issuable under the Plan (the “Shares”).

We have examined, and are familiar with, and have relied as to factual matters solely upon, a copy of the Plan, the currently effective articles and by-laws of the Company, resolutions of the board of directors and shareholders of the Company and such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified, conformed, photostatic or electronically transmitted copies or facsimiles thereof.

We are solicitors qualified to carry on the practice of law in the Canadian provinces of British Columbia, Alberta, Ontario and Quebec.  The opinions expressed below are limited to the laws of the province of Ontario and the federal laws of Canada applicable therein on the date hereof, and we express no opinion as to any laws, or matters governed by any other laws.

Based on and subject to the foregoing, we are of the opinion that (a) the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued as fully paid and non-assessable, and (b) subject to the assumptions, qualifications, limitations and restrictions set out therein, the summary set forth in the Registration Statement under the heading “Material Income Tax Considerations Relating to the Plan – Canadian Federal Income Tax Considerations” is a summary of the principal Canadian federal income tax considerations generally applicable to a participant in the Plan described therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the headings “Enforceability of Certain Civil Liabilities in the United States” and “Legal Matters”. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.

Yours truly,

(signed) “Blake, Cassels & Graydon LLP”